November 19, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

      Re:  Oppenheimer California Municipal Fund
           Reg. No. 33-23566; File No. 811-5586
           Written Representation of Counsel

To the Securities and Exchange Commission:

     Pursuant to paragraph (e) of Rule 485 under the Securities Act of 1933, as amended (the "Securities Act"), and in connection with the amendment on Form N-1A which is Post-Effective Amendment No. 15 to the Securities Act Registration Statement of Oppenheimer California Municipal Fund, and Amendment No. 16 to its Registration Statement under the Investment Company Act of 1940, as amended, the undersigned attorney, who prepared or reviewed of such Amendment, hereby represents to the Commission that said Amendments do not contain disclosures which would render them ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                    Sincerely yours,



                                    /s/ Ronald M. Jamison
                                    ---------------------
                                    Ronald M. Jamison
                                    Vice President &
                                    Assistant Counsel
                                    212-323-0854

RMJ/lb